Exhibit 99.1
Conmed Healthcare Management, Inc. Reports
Record Revenues for First Quarter of 2011

First Quarter Revenue Increased 11% to a Record $16.3 Million

Hanover, Md. – May 11, 2011 (Business Wire) -- Conmed Healthcare Management, Inc. (NYSE Amex: CONM) today announced financial results for the first quarter ended March 31, 2011.

First Quarter Financial Highlights

•	Net revenue increased 11% to $16.3 million from $14.8 million in the first quarter of 2010.
•	Gross profit was $3.0 million, compared to $2.9 million in the first quarter of 2010.
•	Operating expenses as a percentage of revenue improved to 13.5% versus 15.7% in the first quarter of 2010.
•	Operating income increased to $0.8 million, compared to $0.6 million in the first quarter of 2010.
•	Net income increased to $0.4 million, or $0.03 per basic and diluted share, compared to $0.3 million, or $0.02 per basic and diluted share, in the first quarter of 2010.
•	The Company generated $714,137 in positive net cash flow in the first quarter of 2011.
•	Cash and cash equivalents were $14.0 million at March 31, 2011.

Other Events:
•	Two new multi-year contract wins:
o	Alexandria, Virginia, valued at $18.0 million over the nine-year term, effective March 1, 2011.
o	Haywood County, Tennessee, valued at $1.1 million over a three-year term, effective April 1, 2011.
•	Renewed contract with St. Mary’s County, Maryland, a Conmed client since 1984.
•	Strengthened Board of Directors with the appointment of Jeffrey W. Runge, MD, former Chief Medical Officer to the Department of Homeland Security.

“During the first quarter of 2011, Conmed again set new records for revenue and operating profit. We continued to generate cash and maintained a solid, debt-free balance sheet,” said Richard Turner, Chairman and Chief Executive Officer.  “Our continued growth and success stem from our commitment to excellence in the delivery of healthcare as well as the soundness of our business model.”

“Conmed has entered into 64 agreements with county and municipal governments, a mix of long-standing clients retained through renewals and new contract wins.  Most of these contracts are for multiple years and include option renewal periods at the respective client’s discretion.  Going forward, we aim to continue our growth through ongoing contract renewals, offering new services to current clients, adding new contracts, and potential acquisitions that are reasonably priced and are aligned with our strategy,” Dr. Turner concluded.

First Quarter Financial Results
Net revenue for the three months ended March 31, 2011, increased 10.6% to $16.3 million from $14.8 million in the first quarter of 2010. The revenue improvement resulted primarily from the addition of service contracts signed with new jurisdictions since January 1, 2010. Revenues also increased as a result of the expansion of services under existing contracts and price increases related to existing services, partially offset by decreases in other volume-related activities associated with a decrease in stop/loss reimbursement and decreases associated with lower inmate populations at certain facilities, as well as the repricing renewal under the two-year amendment to the Pima Contract.

Total healthcare expenses for the quarter ended March 31, 2011, were $13.3 million compared to $11.8 million in the year-ago period. The increase primarily reflects increased salaries and benefits for healthcare employees required to service the new contracts and as well as cost-of-living and wage and benefit adjustments for existing employees.

Gross profit increased to $3.0 million for the three months ended March 31, 2011 from $2.9 million in the prior year period, while gross margin declined from 19.7% for the three months ended March 31, 2011 to 18.3% for the three months ended March 31, 2010 due primarily to the repricing renewal under the Pima County amendment and lower margins associated with the new contract wins.

Total operating expenses were $2.2 million in the first quarter of 2011 compared to $2.3 million in the first quarter of 2010. Operating expenses as a percentage of revenue declined 220 basis points to 13.5% from 15.7% in the year-ago period, which reflects the higher revenues in the first quarter of 2011 and the leverage in the Company’s operating model.

Selling and administrative expenses were $2.0 million in the first quarter of both 2011 and 2010.  Investments in additional management and administrative personnel required to support the new contracts and services added since January 1, 2010 were mostly offset by lower travel expense, consulting and business development fees. Selling and administrative expenses were 12.4% of revenue in the 2011 quarter compared to 13.6% of revenue for the 2010 quarter.

Depreciation and amortization was $0.2 million in the first quarter of 2011 compared to $0.3 million in the 2010 period. The decrease primarily reflects a reduction in amortization expense related to acquired contracts that have become fully amortized, offset in part by a slight increase in depreciation expense related to capital expenditures associated with purchases of vehicles and medical equipment.

Conmed reported record operating income of $0.8 million in the first quarter of 2011, compared to $0.6 million in the first quarter last year.

Net income was $0.4 million, or $0.03 per basic and diluted share, compared to net income of approximately $0.3 million, or $0.02 per basic share and diluted share, in the year-ago period.

For the first quarter of 2011, adjusted EBITDA*, a non-GAAP measure, was approximately $1.07 million compared to approximately $1.06 million in the prior year first quarter.

Cash and Equivalents
The Company generated $846,728 in operating cash flow in the quarter ended March 31, 2011. Cash and cash equivalents were $14.0 million at March 31, 2011, compared to $11.7 million at March 31, 2010.

During the three months ended March 31, 2011 and 2010, we recognized an unrealized loss of $129,093 and $43,684, respectively.  The increased unrealized loss in the first quarter of 2011 was primarily the result of a $0.22 increase in our stock price from December 31, 2010 to March 31, 2011.  Additionally, there were 96,667 fewer warrants subject to fair value accounting during the three months ended March 31, 2011, compared to the prior year period, primarily due to the amendment of certain warrant agreements to remove the provisions that resulted in liability treatment subsequent to March 31, 2010.

As of March 31, 2011, we had outstanding warrants to purchase an aggregate of 621,430 shares of common stock that are subject to derivative accounting. During the three months ended March 31, 2011 warrants to purchase 6,667 shares of common stock were exercised generating $16,667 of net proceeds.

Stockholders’ equity increased to $18.7 million at March 31, 2011, compared to $18.2 million at December 31, 2010. Days Sales Outstanding (DSO) as of March 31, 2011, was approximately 13 days. The Company remains debt-free.

*Use of Non-GAAP Measures
In addition to containing results that are determined in accordance with accounting principles generally accepted in the United States of America (GAAP), this press release also contains non-GAAP financial measures.  Adjusted EBITDA, as used in this press release, represents net income (loss) from continuing operations before interest, taxes, depreciation and amortization, adjusted for stock-based compensation and gains or losses on fair value of derivative financial instruments. Adjusted EBITDA is a key indicator used by management to evaluate operating performance. While adjusted EBITDA is not intended to replace any presentation included in the consolidated financial statements under GAAP and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, the Company believes this measure is useful to investors in assessing the Company’s capital expenditures and working capital requirements. This calculation may differ in method of calculation from similarly titled measures used by other companies. A reconciliation of adjusted EBITDA to the nearest comparable GAAP financial measure is included in the financial schedules accompanying this press release. The adjusted financial measure, as well as other information in this press release, should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

**Derivative Accounting for Warrants that are Indexed to an Entity’s Own Stock:
Effective January 1, 2009, we adopted derivative accounting for warrants that are indexed to an entity’s own stock.  We are required to record a non-cash charge to our GAAP results and thus our financial statements will continue to include this charge going forward until certain events occur and/or conditions are met, as defined in the new regulations. As a result of the Company’s adoption of this accounting standard effective January 1, 2009, approximately 1.7 million of our issued and outstanding common stock purchase warrants previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment and as a result they have been recorded as a liability based on fair value estimates. These common stock purchase warrants do not trade in an active securities market, and as such, we estimate the fair value of these warrants using the Black-Scholes option pricing model and all changes in the fair value of these warrants will be recognized currently in earnings until such time as the warrants are exercised or expire.  Between January 1, 2009, and March 31, 2011, we amended 904,570 of the remaining 1,526,000 common stock purchase warrants to remove the provisions that resulted in liability treatment, and such amended common stock purchase warrants are not treated as equity as described under Derivative Accounting for Warrants that are Indexed to an Entity’s Own Stock.

Conference Call
As previously announced, Conmed will host a conference call as follows:

Date	Wednesday, May 11, 2011
Time	8:30 AM ET
U.S. Access	1-877-941-1430
International Access	480-629-9667
Webcast (Live and replay)	www.conmedinc.com or directly at http://viavid.net/dce.aspx?sid=000085D0

A replay of the conference call will be available by telephone until May 18, 2011, by dialing 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use pass code 4438549 to access the replay.

About Conmed
Conmed has provided correctional healthcare services since 1984, beginning in the State of Maryland, and currently serves county and municipal correctional facilities in eight states, including Arizona, Kansas, Maryland, Oklahoma, Oregon, Tennessee, Virginia and Washington. For more information, visit us at www.conmedinc.com.

Forward Looking Statements
This press release may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "projects," "potentially," or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation, the Company's ability to increase revenue and to continue to obtain new contracts, contract renewals and extensions; inflation exceeding the Company’s projection of the inflation rate of cost of services under multi-year contracts; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third party administrators for out-of-facility care; compliance with laws and government regulations, including those relating to healthcare; competition; investigation and auditing of our contracts by government agencies; termination of contracts due to lack of government appropriations; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; influences of certain stockholders; increases in healthcare costs; insurance; completion and integration of future acquisitions; public company obligations; limited liability of directors and officers; the Company’s ability to meet the NYSE Amex continued listing standards; and stock price volatility. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, as amended for the year ended December 31, 2010. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact
Conmed Healthcare Management, Inc.
Thomas W. Fry, 410-567-5529
Chief Financial Officer
tfry@conmed-inc.com

or

In-Site Communications, Inc.
Lisa Wilson, 212-452-2793
lwilson@insitecony.com

Tables follow

CONMED HEALTHCARE MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2011 (unaudited)	December 31, 2010
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$13,984,226	$13,270,089
Accounts receivable	2,373,422	2,698,867
Prepaid expenses	918,307	1,158,660
Deferred taxes	156,000	144,000
Total current assets	17,431,955	17,271,616
PROPERTY AND EQUIPMENT, NET	760,570	686,116
DEFERRED TAXES	1,274,000	1,321,000
OTHER ASSETS
Service contracts acquired, net	361,750	466,500
Non-compete agreements, net	180,225	216,892
Goodwill	6,263,705	6,263,705
Deposits	31,274	56,475
Total other assets	6,836,954	7,003,572
	$26,303,479	$26,282,304

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,469,477	$1,812,817
Accrued expenses	4,419,537	4,619,613
Taxes payable	216,862	368,162
Deferred revenue	669,786	599,033
Total current liabilities	6,775,662	7,399,625
DERIVATIVE FINANCIAL INSTRUMENTS	817,343	692,696
SHAREHOLDERS’ EQUITY
Preferred stock, no par value; authorized 5,000,000 shares; issued and outstanding zero shares as of March 31, 2011 and December 31, 2010	--	--
Common stock, $0.0001 par value, authorized 40,000,000 shares; issued and outstanding 12,846,288 and 12,835,319 shares as of March 31, 2011 and December 31, 2010, respectively	1,285	1,284
Additional paid-in capital	39,117,737	38,991,145
Accumulated deficit	(20,408,548)	(20,802,446)
Total shareholders' equity	18,710,474	18,189,983
	$26,303,479	$26,282,304
See Notes to Unaudited Financial Statements

CONMED HEALTHCARE MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Three Months Ended March 31, 2011	For the Three Months Ended March 31, 2010

Service contract revenue	$16,311,093	$14,751,971

HEALTHCARE EXPENSES:
Salaries, wages and employee benefits	9,295,969	8,215,300
Medical expenses	3,419,644	3,139,742
Other operating expenses	606,931	494,713
Total healthcare expenses	13,322,544	11,849,755

Gross profit	2,988,549	2,902,216

Selling and administrative expenses	2,027,966	2,003,131
Depreciation and amortization	172,471	319,529
Total operating expenses	2,200,437	2,322,660

Operating income	788,112	579,556

OTHER INCOME (EXPENSE)
Interest income	28,530	18,069
(Loss) on fair value of derivatives	(129,744)	(43,684)
Total other income (expense)	(101,214)	(25,615)

Income before income taxes	686,898	553,941
Income tax expense	293,000	270,300
Net income	$393,898	$283,641

EARNINGS PER COMMON SHARE
Basic	$0.03	$0.02
Diluted	$0.03	$0.02

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	12,839,656	12,629,572
Diluted	14,347,571	14,205,098
See Notes to Unaudited Financial Statements

CONMED HEALTHCARE MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Three Months Ended March 31, 2011	For the Three Months Ended March 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$393,898	$283,641
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	74,804	69,418
Amortization	97,667	250,111
Amortization of long-term customer agreement	43,750	--
Stock-based compensation	104,829	159,431
Loss on fair value of derivatives	129,744	43,684
Deferred income taxes	35,000	(5,000)
Changes in working capital components
(Increase) decrease in accounts receivable	325,445	(593,799)
Decrease in prepaid expenses	240,353	247,868
Decrease in deposits	25,201	--
Increase (decrease) in accounts payable	(343,340)	216,127
Increase (decrease) in accrued expenses	(200,076)	604,425
(Decrease) in income taxes payable	(151,300)	(340,217)
Increase (decrease) in deferred revenue	70,753	(87,826)
Net cash provided by operating activities	846,728	847,863

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(149,258)	(65,240)
Asset purchase	--	(147,268)
Net cash (used in) investing activities	(149,258)	(212,508)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of warrants and stock options	16,667	--
Net cash provided by financing activities	16,667	--

Net increase in cash and cash equivalents	714,137	635,355

CASH AND CASH EQUIVALENTS
Beginning	13,270,089	11,056,143
Ending	$13,984,226	$11,691,498

NON-CASH INVESTING AND FINANCING ACTIVITIES WERE AS FOLLOWS
Reclassification of warrants from derivative financial instruments to additional paid-in capital upon exercise at fair value	$5,097	$--

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Income taxes paid	409,300	615,837

CONMED HEALTHCARE MANAGEMENT, INC.
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
TO ADJUSTED EBITDA

	For the Three Months Ended March 31, 2011	For the Three Months Ended March 31, 2010
Net income	$393,898	$283,641
Income tax expense	293,000	270,300
Interest income	(28,530)	(18,069)
Depreciation and amortization	172,471	319,529
EBITDA	830,839	855,401
Stock-based compensation	104,829	159,430
Loss on fair value of derivatives	129,744	43,684
Adjusted EBITDA	$1,065,412	$1,058,515